UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017 (December 7, 2017)

Drone USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Hamilton Street, West Haven, CT 06516
(address of principal executive offices) (zip code)

(203) 220-2296
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2017 the registrant, Drone USA, Inc. (“Drone USA”), received a payment, net of certain fees, of $95,000 under the terms of a Securities Purchase Agreement dated November 21, 2017, with EMA Financial, LLC (“EMA Financial”) under which Drone USA issued to EMA Financial a convertible note (the “Note”) in the principal amount of $105,000 that bears interest of 10% per annum. The Note has a maturity date of 12 months and a conversion rate for any unpaid principal and interest and a conversion price which is the lower of (i) the closing sales price of Drone USA’s common stock on the trading day immediately preceding the date of funding and (ii) a 35% discount to (a) the lowest sales price of the shares of Drone USA common stock within a 20 day trading period including and immediately preceding the conversion date or (b) the lowest bid price on the conversion date, whichever is lower. The conversion rate is further reduced under certain events, including if the closing sales price is less than $0.095 in which case the conversion rate is a 50% discount under the terms set forth above. No shares of Drone USA common stock can be issued to the extent EMA Financial would own more than 4.99% of the outstanding shares of Drone USA common stock. Drone USA also is required at all times to have authorized and reserved eight times the number of shares that is actually issuable upon full conversion or adjustment of the Note (based on the conversion price of the Note in effect from time to time) and initially must instruct its transfer agent to reserve 6,802,000 shares of common stock in the name of EMA Financial for issuance upon conversion. The Note is subject to customary default provisions and also includes a cross-default provision as well as default being triggered if Drone USA loses the “bid” price for its common stock ($0.0001 on the “ask” with zero market makers on the “bid” per Level 2 and/or a market such as OTC Pink). Drone USA is entitled to prepay the Note between the issue date until 180 days from its issuance at a premium of 135% of the unpaid principal and interest if paid within 90 days after the issue date and 150% thereafter. The foregoing is a summary of the terms of the Securities Purchase Agreement and Note and is qualified in its entirety by the Securities Purchase Agreement and the Note attached hereto and incorporated herein as Exhibits 10.1 and 10.2, respectively.

2

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Securities Purchase Agreement dated November 21 2017 between Drone USA, Inc. and EMA Financial, LLC

10.2	Convertible Promissory Note dated November 21, 2017 Issued by Drone USA, Inc. to EMA Financial, LLC

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2017	Drone USA, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO

4